BOARD OF TRUSTEES

VALUED ADVISERS TRUST

POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of Valued Advisers Trust (the “Trust”), hereby constitute and appoint MATTHEW J. MILLER, President of the Trust, and CAROL J. HIGHSMITH, Secretary of the Trust, as our true and lawful attorneys and agents with full power to sign for us in his or her capacity, on Forms N-14 relating to the reorganization of the Marathon Value Portfolio, a series of Northern Lights Fund Trust III, and Green Owl Intrinsic Value Fund, a series of the Trust, into the Kovitz Core Equity ETF, a series of the Trust, and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, and hereby ratify and confirm our signatures as they may be signed by either attorney and agent.

A photostatic, electronic, or other similar copy of this original instrument shall be as effective as the original. This document may be executed in two or more counterparts, each of which when executed shall be deemed to be an original.

IN WITNESS WHEREOF, this 11th day of August, 2022.

_/s/ Andrea N. Mullins

Andrea N. Mullins

_/s/ Ira P. Cohen

Ira P. Cohen

_/s/ Mark J. Seger

Mark J. Seger